UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 20, 2005

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of Google Inc. (“Google”), filed on December 22, 2005, as amended on March 16, 2006, which described the general terms of a letter agreement (the “Letter Agreement”) entered into between Time Warner Inc. (“Time Warner”), America Online, Inc. (“AOL”) and Google. The Letter Agreement sets forth the general terms upon which Google would, in exchange for $1 billion in cash, acquire a 5% equity interest in AOL through an investment in a wholly owned subsidiary of Time Warner that will own all of the outstanding equity interests in AOL. On March 24, 2006, the parties signed definitive agreements governing this $1 billion investment in AOL and Google expects that the investment will close in the second quarter of 2006.

The Letter Agreement also generally describes the terms on which Google, Time Warner and AOL plan to enter into certain commercial arrangements. On March 24, 2006, the parties signed definitive agreements with respect to these commercial arrangements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.20	Amended and Restated Limited Liability Company Agreement of AOL Holdings LLC dated March 24, 2006*

10.21	Contribution Agreement among Time Warner Inc., Google Inc. and America Online, Inc. dated March 24, 2006*

10.22	Google Registration Rights Agreement among Time Warner Inc., AOL Holdings LLC and Google Inc. dated March 24, 2006*

*	Incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: March 29, 2006	/s/ Eric Schmidt
Eric Schmidt Chairman of the Executive Committee and Chief Executive Officer